Exhibit  21.1

                         SUBSIDIARIES OF THE REGISTRANT

Name                                        Jurisdiction  of  Organization
----                                        ------------------------------
Lightec  Communications  Corp.                  New  York

EMedRx,  Inc.                                   British  Columbia

EMedRx,  Inc.                                   Nevada  Corporation

EMedRx,  Inc.                                   Delaware

Netface,  LLC                                   Connecticut



                                      E-145
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